EXHIBIT 3.3

AMENDED AND RESTATED BYLAWS

OF

ATRICURE, INC.

(As Adopted by the Board of Directors on May 24, 2001)

ARTICLE V Certificates for Shares and Their Transfer		7
5.1	Certificates for Shares	7
5.2	Transfer of Shares	7

ARTICLE VI Committees		7

ARTICLE VII Indemnification		7

ARTICLE VIII Right of First Refusal		8
8.1	Right of First Refusal	8

ARTICLE IX Miscellaneous		11
9.1	Amendments	11
9.2	Fiscal Year	12
9.3	Dividends	12
9.4	Seal	12
9.5	Waiver of Notice	12
9.6	Inspections of Books	12

AMENDED AND RESTATED BYLAWS

OF

ATRICURE, INC.

ARTICLE I

Offices

1.1 Principal Office. The principal office of the Corporation in the State of Delaware shall be located in the City of Dover. The Corporation may have such other offices, either within or without the State of Delaware, as the business of the Corporation may require from time to time.

1.2 The Registered Office. The registered office of the Corporation may be, but need not be, identical with its principal office in the State of Delaware. The address of the registered office may be changed from time to time by the Board of Directors.

ARTICLE II

Stockholders

2.1 Annual Meeting. The annual meeting of the stockholders shall be held at such time, place and on such date as the Board of Directors may designate, said date to be no later than six (6) months following the end of the Corporation’s fiscal year. The purpose of such meeting shall be the election of directors and such other business as may properly come before it. If the election of directors shall not be held on the day designated for an annual meeting, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the stockholders to be held as soon thereafter as may be practicable.

2.2 Special-Meetings. A special meeting of the stockholders of the Corporation may be called at any time by the Chairman of the Board, the President or the Board of Directors, or otherwise as provided by law.

2.3 Notice of Annual or Special Meetings. Written or printed notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) days nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the Chairman of the Board, the President or the Secretary, or the officer or persons calling the meeting, to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail in a sealed envelope addressed to the stockholder at his or her address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid.

2.4 Closing Transfer Books and Fixing of a Record Date. The Board of Directors of the Corporation may close its stock transfer books for a period not exceeding sixty (60) days nor less than ten (10) days, immediately prior to the date of any meeting of stockholders, or the date for the payment of any dividend or for the allotment of rights, or the date when any exchange or reclassification of shares shall be of effective; or in lieu thereof, may fix in advance a date, not exceeding sixty (60) days and not less than ten (10) days prior to the date of any meeting of stockholders, or to the date for the payment of any dividend or for the allotment of rights, or to the date when any exchange or reclassification of shares shall be effective, as the record date for the determination of stockholders entitled to notice of, or to vote at, such meeting or stockholders entitled to receive payment of any such dividend or to receive any such allotment of rights, or to exercise in respect of any exchange or reclassification of shares; and the stockholders of record on such record date shall be the stockholders entitled to notice of, and to vote at, such meeting, or to receive payment of such dividend or to receive such allotment of rights, or to exercise such rights, in the event of an exchange or reclassification of shares, as the case may be. If the transfer books are not closed and no record date is fixed by the Board of Directors, the date on which notice of the meeting is mailed, or the date on which the resolution of the Board of Directors declaring such dividend is adopted or such other action is taken, as the case may be shall be deemed to be the record date for the determination of the stockholders of the Corporation and the number of shares owned by them for all of the purposes set forth in the immediately preceding sentence. When a determination of stockholders has been made as provided in this Section, such determination shall apply to any adjournment thereof.

2.5 Voting Record. The officer or agent having charge of the transfer book for shares of the Corporation shall make a complete list of the stockholders entitled to vote at such meeting, arranged in alphabetical order, with the address of, and the number of shares held by each stockholder. Such list shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any stockholder during the whole course of the meeting.

2.6 Quorum. One third of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at any meeting of stockholders unless a larger proportion is required to take the action stated in the notice of the meeting, in which case, to constitute a quorum, there shall be present in person or by proxy the holders of record of shares entitling them to exercise the voting power required by the Delaware General Corporation Law, the Certificate of Incorporation or these Bylaws, to take the action stated. unless otherwise provided by law, the Certificate of Incorporation or these Bylaws, if a quorum of stockholders is present, the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the stockholders.

2.7 Voting. Each outstanding share of Common Stock authorized by the Corporation’s Certificate of Incorporation to have voting power shall be entitled to one vote upon each matter submitted to a vote at a meeting of stockholders. The voting rights, if any, of classes of shares other than voting Common Stock shall be as set forth in the Corporation’s Certificate of Incorporation or by appropriate legal action of the Board of Directors.

ARTICLE III

Directors

3.1 General. The business affairs of the Corporation shall be managed by its Board of Directors.

3.2 Number, Tenure and Qualifications. The Board of Directors shall be composed of seven (7) persons, provided that the Board of Directors may, in its discretion, by resolution and in accordance with applicable law, increase or decrease the number of directors. No decrease in the number of directors shall have the effect of shortening the term of any incumbent directors. Each director shall hold office for the term for which he or she is elected or until his or her successor shall have been elected and qualified, whichever period is longer. The directors need not be residents of the State of Delaware, nor need they hold any shares of the capital stock of the Corporation. The Board of Directors shall have authority to amend the Bylaws to prescribe other qualifications for directors.

3.3 Removal and Resignations. At a meeting of stockholders called expressly for that purpose, any director or the entire Board of Directors may be removed, with or without cause, by a vote of the holders of a majority of the shares then entitled to vote at an election of directors. Whenever the holders of the shares of any class are entitled to elect one or more director by the provisions of the Certificate of Incorporation, the provisions of this Section shall apply, in respect to the removal of a director or directors so elected, to the vote of the holders of the outstanding shares of that class and not to the vote of the outstanding shares as a whole. Any director may resign from the Board of Directors at any time by giving written notice to the President or Secretary of the Corporation, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

3.4 Regular Meeting. A regular meeting of the Board of Directors shall be held without other notice than this Bylaw immediately after, and at the same place as, the annual meeting of stockholders, the Board of Directors may provide, by resolution, the time and place, either within or without the State of Delaware, for the holding of additional regular meetings without other notice than such resolution.

3.5 Special meetings. Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board, the President or if the Corporation has more than one director, any two directors. All special meetings of the Board of Directors shall be held at the principal office of the Corporation or such other place as may be specified in the notice of the meeting.

3.6 Notice. Notice of any special meeting shall be given at least two (2) days prior thereto by written notice delivered personally or mailed to each director at his or her business address, or by telegram, if mailed such notice shall be deemed to be delivered when deposited in the United States mail in a sealed envelope so addressed, with postage prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. Any director may waive notice of any meeting. The attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

3.7 Quorum. A majority of the number of directors fixed by, or determined in accordance with, Section 3.2 hereof shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, provided that, if less than a majority of the directors are present at said meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

3.8 Manner of Acting. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless otherwise required by the Certificate of Incorporation.

3.9 Vacancies. Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors. A director elected to fill a vacancy shall be elected for the unexpired term of his or her predecessor in office. Any directorship to be filled by reason of an increase in the number of directors may be filled by the Board of Directors for a term of office continuing only until the next election of directors by the stockholders.

3.10 Compensation. By resolution of the Board of Directors, each director may be paid his or her expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid a stated stipend as director or a fixed sum for attendance at each meeting of the Board of Directors, or both. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

3.11 Action by Written Consent. Any action required or permitted to be taken by the Board of Directors at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors.

3.12 Meetings by Conference Call. Members of the Board of Directors or any committee designated by such Board, may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section shall constitute presence in person at such meeting.

3.13 Chairman and Vice-Chairman of the Board. The Board of Directors may appoint one of its members Chairman of the Board of Directors. The Board of Directors may also appoint one of its members as vice-Chairman of the Board of Directors, and such individual shall serve in the absence of the Chairman and perform such additional duties as may be assigned to him or her by the Board of Directors.

ARTICLE IV

Officers

4.1 Classes. The officers of the Corporation shall be a President, Vice President, a Secretary and a Treasurer, each of whom shall be elected by the Board of Directors, as well as such other officers and assistant officers as may be elected or appointed by the Board of Directors, in its discretion, including but not limited to the office of chairman of any committee of the Board of Directors which may be established pursuant to Article VI hereof. Any two or more officers may be held by the same person.

4.2 Election and Term of Office. The officers of the Corporation shall initially be elected by the Board of Directors at the first meeting of the Board of Directors and, thereafter, at each annual meeting of the Board of Directors. If the election of officers shall not be held at any such meeting, such election shall be held as soon thereafter is convenient. Vacancies may be filled or new offices created and filled at any meeting of the Board of Directors. Each officer shall hold office until his or her successor shall have been duly elected and qualified or until his or her death, resignation or removal in the manner hereinafter provided.

4.3 Removal and Resignations. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever, in its judgment, the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights. Any officer of the Corporation may resign at any time by giving written notice thereof to the President or Secretary of the Corporation, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

4.4 Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or otherwise may be filled by the Board of Directors for the unexpired portion of the term.

4.5 Chairman of the Board of Directors. The Chairman of the Board of Directors, if that office be created and filled, may, at the discretion of the Board of Directors, be the chief executive officer of the Corporation and, if such, shall, in general, supervise and control the affairs and business of the Corporation, subject to control by the Board of Directors. The Chairman of the Board shall preside at all meetings of the stockholders and Board of Directors.

4.6 President. The President, unless a Chairman is appointed and designated chief executive officer pursuant to Section 4.5 hereof, shall be the chief executive officer of the Corporation. If no Chairman has been appointed, or in the absence of the Chairman, the President shall preside at all meetings of the stockholders and of the Board of Directors. He or she may sign certificates for shares of the Corporation, any deeds, mortgages, bonds, contracts or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed; and, in general, shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time. unless otherwise ordered by the Board of Directors, the President shall have full power and authority on behalf of the Corporation to attend, act and vote at any meetings of stockholders of any corporation in which the Corporation may hold stock, and at any such meeting, shall hold and may exercise all rights incident to the ownership of such stock which the Corporation, as owner, might have had and exercised if present. The Board of Directors may confer like powers on any other person or persons.

4.7 Vice-President. In the absence of the President, or in the event of his or her inability or refusal to act, the Vice President (or, in the event there be more than one Vice-President, the Vice-Presidents in order designated at the time of their election, or in the absence of any designation, then, in the order of their election), if that office be created and filled, shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Any Vice-President may sign, with the Secretary or an Assistant Secretary, certificates for shares of the Corporation; and shall perform such other duties as from time to time may be assigned to him or her by the President or by the Board of Directors.

4.8 Treasurer. The Treasurer shall have charge and custody of and be responsible for all funds and securities of the Corporation; receive and give receipts for monies due and payable to the Corporation from any source whatsoever, and deposit all such monies in the name of the Corporation in such banks, trust companies and other depositories as shall be selected by the Board of Directors; and in general, perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him or her by the Chairman of the Board, the President or the Board of Directors. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his or her duties in such sum and with such surety or sureties as the Board of Directors shall determine.

4.9 Secretary. The Secretary shall (a) keep the minutes of the stockholders’ meetings and of the Board of Directors, meetings in one or more books provided for the purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the corporate records and of the seal, if any, of the Corporation; (d) keep a register of the mailing address of each stockholders; and (e) have general charge of the stock transfer books of the Corporation; and, in general, perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him or her by the Chairman of the Board, the President or by the Board of Directors,

4.10 Compensation. The compensation of the officers of the Corporation shall be fixed from time to time by the Board of Directors, and no officers shall be prevented from receiving such compensation by reason of the fact that he or she is also a director of the Corporation.

ARTICLE V

Certificates for Shares and

Their Transfer

5.1 Certificates for Shares. Certificates representing shares of the Corporation shall be in such form as may be determined by the Board of Directors and by the laws of the State of Delaware. Such certificates shall be signed by the Chairman or the Vice-Chairman of the Board of Directors or the President or a Vice-President and by the Secretary or Assistant Secretary or the Treasurer or an Assistant Treasurer, and shall be sealed with the seal of the Corporation, or a facsimile thereof. The signature of such officers upon such certificates may be facsimile if the certificate manually signed on behalf of a transfer agent or registrar for the Corporation. All certificates for shares shall be consecutively numbered. The name of the person owning the shares represented thereby, with the number of shares and date of issue, shall be entered on the books of the Corporation. All certificates surrendered to the Corporation for transfer shall be cancelled and no new certificates shall be issued until the former certificates for a like number of shares shall have been surrendered and cancelled except that, in case of a lost, destroyed or mutilated certificate, a new one may be issued therefor upon such terms and indemnity to the Corporation as the Board of Directors may proscribe.

5.2 Transfer of Shares. Transfer of shares of the Corporation shall be made only on the books of the Corporation by the registered holder thereof, or by his or her legal representative who shall furnish proper evidence of authority to transfer, or by his or her attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, and on surrender for cancellation of the Certificate for such shares. The person in whose name shares stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation.

ARTICLE VI

Committees

The Board of Directors may, by resolution, designate not less than three (3) of its number to serve on an Executive Committee Or such other committee or committees as the Board may from time to time constitute. The Board of Directors may delegate to any such committee any of the authority of the Directors, however, conferred, other than that of filling vacancies among the Directors or in any committee of the Directors. The specific duties and authority of any such committee or committees shall be stated in the resolution constituting the same.

ARTICLE VII

Indemnification

7.1 The Corporation shall have power to indemnify any person who was or is a party or is threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the beat interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person in fairly and reasonably entitled to indemnify for such expenses which the Court of Chancery or such other court shall deem proper.

7.2 Any indemnification under Sections 7.1 and 7.2 (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the directors, officer employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Sections 7.1 and 7.2. Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

7.3 Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless is shall ultimately by determined that he or she is entitled to be indemnified by the Corporation as authorized in this Section.

7.4 The indemnification provided by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

7.5 The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of this Section.

7.6 For purposes of this Article, references to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.

7.7 For purposes of this Article, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, it participants, or beneficiaries; and a person who acted in good faith and in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article.

ARTICLE VIII

Right of First Refusal

8.1 Right of First Refusal. No stockholder who purchases, receives or obtains Common Stock of the Corporation on or after the effective date of these Amended and Restated Bylaws, shall sell, assign, pledge, or in any manner transfer any shares of Common Stock of the Corporation (other than shares of Common Stock issuable upon conversion or exchange of shares of Preferred Stock of the Corporation) or any right or interest therein, whether voluntarily or by operation of law, or by gift or otherwise, except by a transfer which meets the requirements hereinafter set forth in this Bylaw:

A. If the stockholder desires to sell or otherwise transfer any of his shares of stock, then the stockholder shall first give written notice thereof to the Corporation. The notice shall name the proposed transferee and state the number of shares to be transferred, the proposed consideration, and all other terms and conditions of the proposed transfer.

B. The Corporation may assign its rights hereunder.

C. In the event the Corporation and/or its assignee(s) elect to acquire any of the shares of the transferring stockholder as specified in said transferring stockholder’s notice, the Secretary of the Corporation shall so notify the transferring stockholder and settlement thereof shall be made in cash within thirty (30) days after the Secretary of the Corporation receives said transferring stockholder’s notice; provided that if the terms of payment set forth in said transferring stockholder’s notice were other than cash against delivery, the Corporation and/or its assignee(s) shall pay for said shares on the same terms and conditions set forth in said transferring stockholder’s notice.

D. In the event the Corporation and/or its assignees(s) do not elect to acquire all of the shares specified in the transferring stockholder’s notice, said transferring stockholder may, within the sixty-day period following the expiration of the option rights granted to the Corporation and/or its assignees(s) herein, transfer the shares specified in said transferring stockholder’s notice which were not acquired by the Corporation and/or its assignees(s) as specified in said transferring stockholder’s notice. All shares so sold by said transferring stockholder shall continue to be subject to the provisions of this Bylaw in the same manner as before said transfer.

E. Anything to the contrary contained herein notwithstanding, the following transactions shall be exempt from the provisions of this Bylaw:

1.	A stockholder’s transfer of any or all shares held either during such stockholder’s lifetime or on death by will or intestacy to such stockholder’s immediate family or to any custodian or trustee for the account of such stockholder or such stockholder’s immediate family or to any limited partnership of which the shareholder, members of such shareholder’s immediate family or any trust for the account of such shareholder or such shareholder’s immediate family will be the general of limited partner(s) of such partnership. “Immediate family” as used herein shall mean spouse, lineal descendant, father, mother, brother, or sister of the stockholder making such transfer;

2.	A stockholder’s bona fide pledge or mortgage of any shares with a commercial lending institution, provided that any subsequent transfer of said shares by said institution shall be conducted in the manner set forth in this Bylaw;

3.	A stockholder’s transfer of any or all of such stockholder’s shares to the Corporation or to any other stockholder of the Corporation;

4.	A stockholder’s transfer of any or all of such stockholder’s shares to a person who, at the time of such transfer, is an officer or director of the Corporation;

5.	A corporate stockholder’s transfer of any or all of its shares pursuant to and in accordance with the terms of any merger, consolidation, reclassification of shares or capital reorganization of the corporate stockholder, or pursuant to a sale of all or substantially all of the stock or assets of a corporate stockholder;

6.	A corporate stockholder’s transfer of any or all of its shares to any or all of its stockholders; or

7.	A transfer by a stockholder which is a limited or general partnership to any or all of its partners or former partners.

In any such case, the transferee, assignee, or other recipient shall receive and hold such stock subject to the provisions of this Bylaw, and there shall be no further transfer of such stock except in accord with this Bylaw.

F. The provisions of this Bylaw may be waived with respect to any transfer either by the Corporation, upon duly authorized action of its Board of Directors, or by the stockholders, upon the express written consent of the owners of a majority of the voting power of the Corporation (excluding the votes represented by those shares to be transferred by the transferring stockholder). This Bylaw may be amended or repealed either by a duly authorized action of the Board of Directors or by the stockholders, upon the express written consent of the owners of a majority of the voting power of the Corporation.

G. Any sale or transfer, or purported sale or transfer, of securities of the Corporation shall be null and void unless the terms, conditions, and provisions of this Bylaw are strictly observed and followed.

H. The foregoing right of first refusal shall terminate on either of the following dates, whichever shall first occur:

1.	On June 1, 2011; or

2.	Upon the date securities of the Corporation are first offered to the public pursuant to a registration statement filed with, and declared effective by, the United States Securities and Exchange Commission under the Securities Act of 1933, as amended.

I. The certificates representing shares of stock of the Corporation shall bear on their face the following legend so long as the foregoing right of first refusal remains in effect:

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A RIGHT OF FIRST REFUSAL OPTION IN FAVOR OF THE CORPORATION AND/OR ITS ASSIGNEE(S), AS PROVIDED IN THE BYLAWS OF THE CORPORATION.

ARTICLE IX

Miscellaneous

9.1 Amendments. The Board of Directors shall have the power and authority to alter, amend or repeal Bylaws of the Corporation at any regular or special meeting at which a quorum is present by the vote of a majority of the entire Board of Directors, subject always to the power of the stockholders under Delaware law to change or repeal such Bylaws.

9.2 Fiscal Year. The Board of Directors shall have the power to fix, and from, time to time change, the fiscal year of the Corporation. Unless otherwise fixed by the Board, the calendar year shall be the fiscal year.

9.3 Dividends. The Board of Directors may, from time to time, declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and its Certificate of Incorporation.

9.4 Seal. The Board of Directors may adopt a corporate seal which shall be circular in form and shall have inscribed thereon the name of the Corporation, the state of incorporation and the word “SEAL”.

9.5 Waiver of Notice. Whenever any notice is required to be given under the provisions of these Bylaws, or under the provisions of the Corporation’s Certificate of Incorporation or under the provisions of the corporation laws of the State of Delaware, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be equivalent to the giving of such notice.

9.6 Inspections of Books. Any stockholder may examine in person or through his or her agent, at any reasonable time and for any proper purpose, the relevant books and records of the Corporation and may make copies thereof. Such inspection may be denied to any stockholder or his or her agent if he refuses to furnish to the Corporation an affidavit that his or her inspection is for a proper purpose, that he or she has not, within a period of five (5) years prior to the date thereof, sold or offered to sell any list of stockholders or holders of voting trust certificates for any corporation, that he or she has not aided any person in procuring any such list for such purpose, and that he or she has not improperly used any information secured through any prior examination of the books and records of any corporation.